BYLAWS

                                       OF

                    SMALL COMMERCIAL PROPERTIES CORPORATION I











                       Effective As Of: September 9, 1997



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                                     BYLAWS

                                       OF

                    SMALL COMMERCIAL PROPERTIES CORPORATION I

                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETING. Except as otherwise provided in Section 1.9 of these Bylaws, an annual meeting of shareholders of the Corporation for the election of directors and for the transaction of any proper business shall be held each year on such date and at such time and place within or without the State of Florida as may be fixed at any time and from time to time by the Board of Directors.

         SECTION 1.2 SPECIAL MEETINGS. A special meeting of shareholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board or the President and Chief Executive Officer, and shall be called by the Chairman of the Board, the President and Chief Executive Officer or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of shareholders holding at least 10% of the Corporation's stock entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

         SECTION 1.3 NOTICE OF MEETINGS. Notice of the date, time and place of each annual and special shareholders' meeting, and in the case of a special meeting, the purpose(s) for which the special meeting is called, shall be provided to each shareholder entitled to vote thereat by the President and Chief Executive Officer, the Secretary or a person calling the meeting no fewer than ten (10) or more than 60 days before the meeting date and may be communicated orally or in writing and in person or by telegraph, teletype, telecopy or other form of electronic communication or by mailing the same, first-class mail postage prepaid to the shareholder's address as it appears on the stock transfer books of the Corporation, no fewer that ten (10) days before the meeting date; provided, that notice of a regular or special shareholder's meeting need not be provided to a shareholder who signs a written waiver of notice either before or after the meeting and delivers such signed written notice to the Corporation for inclusion in the minutes or filing with the records of the Corporation; provided further, that attendance of a shareholder at a meeting shall constitute his or her waiver of any objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose(s) described in the meeting notice, unless the shareholder

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objects to considering the matter when it is presented. Neither the business to be transacted at nor the purpose of any regular or special shareholders' meeting must be specified in the notice of any regular shareholders' meeting or in the waiver of notice of any regular or special shareholders' meeting.

         When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time and place is announced at the meeting before the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original meeting. If, however, the adjournment is for more than 120 days or a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder who is entitled to notice of the meeting as of the new record date.

         SECTION 1.4 QUORUM. Except as otherwise provided by the Articles of Incorporation or by law, at any shareholders' meeting a majority of the shares of stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the shareholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these Bylaws, notice need not be given of the adjourned meeting.

         SECTION 1.5 VOTING. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes by the shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of shareholders at a meeting, it shall, except as otherwise required by the Articles of Incorporation or by law, be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

         Except as otherwise provided by the Articles of Incorporation or by law, each outstanding share of stock of the Corporation on the record date is entitled to one (1) vote on each matter submitted to a vote at any meeting of shareholders.

         Upon the demand of any shareholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be at the discretion of the presiding officer at the meeting.

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         SECTION 1.6 PRESIDING OFFICER AND SECRETARY. At every meeting of shareholders, the Chairman of the Board, or in his or her absence (or if there be none), the President and Chief Executive Officer, or in his or her absence, a Managing Director, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his or her absence, an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

         SECTION 1.7 PROXIES. A shareholder entitled to vote at any shareholders' meeting or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or the shareholder's attorney-in-fact. The appointment of proxy will be effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid more than eleven (11) months after the date of its execution unless a longer term is expressly provided therein.

         SECTION 1.8 LIST OF SHAREHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to notice of the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder during regular business hours, and at his or her own expense, for a period of at least ten (10) days prior to the meeting at the Corporation's principal office, at the office of the Corporation's transfer agent or registrar or at a place identified in the meeting notice which is within the city where the meeting is to be held. The list shall also be made available at the meeting and may be inspected by any shareholder at any time at the meeting or any adjournment thereof.

         The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this
Section 1.8 or the books of the Corporation or to vote in person or by proxy at any shareholders' meeting.

         SECTION 1.9 WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Except as otherwise provided by the Articles of Incorporation or by law, any action required or permitted by statute to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such written consent may be given by one or any number of

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substantially concurrent written instruments of substantially similar tenor dated and signed by such shareholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Within ten (10) days after obtaining such authorization by written consent, notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing or who are not entitled to vote on such action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the Florida Business Corporation Act.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1 NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than one (1) director and not more than seven (7) directors, with the exact number to be fixed at any time and from time to time by a resolution of the Board of Directors or by a majority of shares outstanding and entitled to vote in the election of directors, except that no decrease in the number of directors shall shorten the term of any incumbent director unless such incumbent director is specifically removed pursuant to Section 2.5 of these Bylaws at the time of such decrease.

         SECTION 2.2 ELECTION AND TERM OF DIRECTORS. Directors shall be elected annually by a vote of the shares outstanding and entitled to vote thereon. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his election and qualification until his successor is elected and qualified or until his earlier resignation or removal.

         SECTION 2.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise provided by the Articles of Incorporation or by law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, by a sole remaining director or by the shareholders.

         SECTION 2.4 RESIGNATION. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board or the Corporation. Any such resignation shall take effect at the date and time specified therein or, if the date and time is not specified, upon receipt

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thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

         SECTION. 2.5 REMOVAL. Any or all of the directors may be removed at any time, with or without cause, by a vote of the shares outstanding and entitled to vote in the election of directors, taken at a meeting or by written consent, if the number of votes cast to remove such director or directors exceeds the number of votes cast not to remove such director or directors.

         SECTION 2.6 MEETINGS. Meetings of the Board of Directors, regular or special, shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by which all directors participating in the meeting may simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. The Board of Directors may fix dates, times and places for regular meetings of the Board of Directors, and no notice of the date, time and place of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President and Chief Executive Officer at such date, time and place as shall be specified in the notice or waiver thereof, and notice of the date, time and place of each special meeting shall be provided to each director by the Secretary or by a person calling the meeting and may be communicated orally or in writing and in person or by telegraph, teletype, telecopy or other form of electronic communication not later than the day before the meeting or by mailing the same, postage prepaid, not later than the second day before the meeting; provided, that notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting; provided further, that attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of all objections to the date, time and place of the meeting and the manner in which it was called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of such meeting.

         SECTION 2.7 QUORUM AND VOTING. A majority of the number of directors prescribed as constituting the Board of Directors pursuant to Section 2.1 of these Bylaws shall constitute a quorum for the transaction of business but, if

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there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to another time and place, and no further notice thereof need be given other than announcement to that effect at the meeting which shall be so adjourned. Except as otherwise provided by the Articles of Incorporation or by law, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

         SECTION 2.8 WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in one
(1) or more writings which is (are) filed with the Secretary or an Assistant Secretary of the Corporation.

         SECTION 2.9 COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed at any time and from time to time by the Board of Directors.

         SECTION 2.10 COMMITTEES. The Board of Directors may from time to time, by resolution adopted by the Board, designate from among its members one (1) or more committees, each consisting of two (2) or more directors of the Corporation designated by the Board as members of such committee plus one (1) or more directors designated by the Board as alternate members of such committee who may act in place and stead and replace any absent or disqualified member at any meeting of such committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by the Articles of Incorporation or by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including authorizing the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided by the Articles of Incorporation or by law, any such committee may adopt rules governing the method of calling and the date, time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the vote of a

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majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested to do so. Any or all members of any such committee may be removed, with or without cause, by resolution adopted by a majority of the Board of Directors.

                                   ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES

         SECTION 3.1 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall include a Chairman of the Board, a President and Chief Executive Officer, a Treasurer and a Secretary and may include one or more Managing Directors, Senior Vice Presidents, Vice Presidents, Assistant Treasurers and Assistant Secretaries. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers (including Assistant Secretaries and Assistant Treasurers) and agents as it may deem necessary or proper, and such officers shall hold their offices or positions for such terms, have such authority and perform such duties as may at any time and from time to time be determined by or pursuant to authorization of the Board of Directors.

         SECTION 3.2 RESIGNATION AND REMOVAL. Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause, at any time. The Board of Directors or a duly authorized committee thereof may delegate such power of removal as to officers, agents and employees who were not appointed by the Board of Directors or such a committee.

         SECTION 3.3 COMPENSATION AND BOND. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

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         SECTION 3.4 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders. The Chairman of the Board shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

         SECTION 3.5 PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the responsibility for carrying out the policies of the Board of Directors, subject to the direction of the Board, and shall have general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at meetings of the Board of Directors and the shareholders. The President and Chief Executive Officer may employ and discharge employees and agents of the Corporation, except as otherwise prescribed by the Board of Directors, and may delegate those powers. The President and Chief Executive Officer may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. The President and Chief Executive Officer shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

         SECTION 3.6 MANAGING DIRECTORS. Each Managing Director shall have such powers and perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe. In the absence or inability to act of the President and Chief Executive Officer, unless the Board of Directors shall otherwise provide, the Managing Director who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President and Chief Executive Officer. The performance of any duty by a Managing Director shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

         SECTION 3.7 SENIOR VICE PRESIDENTS. Each Senior Vice shall have such powers and perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe. The performance of any

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duty by a Senior Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

         SECTION 3.8 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

         SECTION 3.9 TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

         SECTION 3.10 ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer, the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

         SECTION 3.11 SECRETARY. The Secretary shall record all the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the shareholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation and authenticating all records of the Corporation. The Secretary shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the Board of Directors or the President and Chief Executive Officer.

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         SECTION 3.12 ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary, the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

         SECTION 3.13 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

         SECTION 3.14 LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES; GUARANTY OF OBLIGATIONS OF OFFICERS, DIRECTORS AND EMPLOYEES. The Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer, director or employee of the Corporation or any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                   ARTICLE IV

                                 INDEMNIFICATION

         SECTION 4.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law, against expenses (including attorneys' fees), judgments, liabilities, fines, costs and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding, including the defense, settlement or approval of such proceeding. The indemnification expressly provided by applicable law and by these Bylaws in a specific case shall not be deemed exclusive of any other

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rights to which any person indemnified may be entitled under any lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 4.2 INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself or any of its directors, officers, employees, agents or other persons described in Section 4.1 of these Bylaws against expenses (including attorneys' fees), judgments, liabilities, fines, costs and amounts paid in settlement, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

         SECTION 4.3 SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless shall indemnify each person described in Section 4.1 of these Bylaws to the fullest extent permitted by all portions of this Article IV that shall not have been invalidated and to the fullest extent permitted by law.

                                    ARTICLE V

                                      STOCK

         SECTION 5.1 CERTIFICATES. The Board of Directors may authorize the issuance of some or all of the Corporation's shares of stock of any or all classes or series with or without certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the President and Chief Executive Officer or a Managing Director and by the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.2 REGISTERED SHAREHOLDERS. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as

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otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

         SECTION 5.3 TRANSFERS OF STOCK. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with applicable law, the Articles of Incorporation or these Bylaws, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

         SECTION 5.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate therefore issued by it which is subsequently alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. In addition, the Board of Directors may require such owner to satisfy such other reasonable requirements as it deems appropriate.

         SECTION 5.5 SHAREHOLDER RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, to consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the Board of Directors adopts the resolution fixing such record date nor be more than 70 days before the date of such meeting or other action requiring such shareholder determination. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or any adjournment thereof, to demand a special meeting, to give such consent, to receive payment of such dividend or other distribution or allotment of any such rights, to exercise such rights in respect of any such change, conversion or exchange of stock or to participate in such action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

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         If no record date is fixed by the Board of Directors, the record date for determining shareholders (i) entitled to notice of or to vote at a meeting of shareholders or any adjournment thereof shall be at the close of business on the day preceding the date on which notice is first given to shareholders or, if notice is waived by all shareholders entitled to vote at the meeting, at the close of business on the day preceding the date on which the meeting is held,
(ii) entitled to demand a special meeting is the date the first shareholder delivers his/her demand to the Corporation, (iii) to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first signed written consent is delivered to the Corporation as provided in
Section 1.9 of these Bylaws, and (iv) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall do so if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE VI

                                      SEAL

         The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any other manner reproduced.

                                   ARTICLE VII

                           CHECKS, NOTES, DRAFTS, ETC.

         Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                   ARTICLE IX

                                    AMENDMENT

         Except as otherwise provided by the Articles of Incorporation or by law, these Bylaws or any of them may be altered, amended or repealed, and new Bylaws may be adopted, by either the Board of Directors or the shareholders.


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